SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 6, 2015

MEXUS GOLD US

(Exact name of registrant as specified in its charter)

Nevada	000-52413	20-4092640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1805 N. Carson Street, #150
Carson City, NV 89701
(Address of principal executive offices)

(916) 776-2166
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 6, 2015, Mexus Gold Mining, S.A. de C.V., a wholly owned Mexican subsidiary of the Company (“Mexus”), entered into an Option and Joint Venture Agreement (“Agreement”) with Minera Real Del Oro, S.A. De C.V., a wholly owned Mexican subsidiary of Argonaut Gold, Inc., a Canadian gold company engaged in exploration, mine development and production activities (“Argonaut”).  Pursuant to the Agreement, Mexus has granted Argonaut an exclusive and irrevocable option to acquire all rights to Mexus’ mining concessions located in Caborca, Mexico, Sonora State described as the Marta Elena, Julio II-VII and Mexus III Claims (the “Mining Concessions”).

According the Agreement, Mexus will transfer its Mining Concessions into a newly formed Mexican Company (“Newco”), and Argonaut will have the sole option to purchase up to 80% ownership of Newco in accordance with the terms of the Agreement.  The initial option period expires on December 31, 2015.

A summary of Argonaut’s required payments to Mexus for the option and required expenditures relating to the Mining Conessions are as follows:

1. Argonaut will make a cash payment to Mexus of US$75,000 upon execution of the Agreement plus incur required expenditures relating to the Mining Concessions of not less than US$300,000 by December 31, 2015.

2. In the event that Argonaut desires to extend the option period to June 30, 2016, Argonaut shall pay a cash payment to Mexus  of  US$125,000 plus incur required expenditures relating to the Mining Concessions of not less than US$500,000.

3. In the event that Argonaut desires to extend the option period to December 31, 2016, Argonaut shall pay a cash payment to Mexus of US$350,000 plus incur required expenditures relating to the Mining Concessions of not less than US$1,000,000.

4. In the event that Argonaut desires to extend the option period to December 31, 2017, Argonaut shall pay a cash payment to Mexus of US$400,000 plus incur required expenditures relating to the Mining Concessions of not less than US$3,300,000.

5.  Argonaut is responsible for paying all land taxes, annual concessions or permit fees and the monthly lease of US$1,000 during the term of the Agreement.  In addition, prior to July 6, 2016, Argonaut must expend a minimum of US$600,000 in expenditures relating to drilling Reverse Circulation and/or Core or a combination of both drill holes in relation to the Mining Concessions.

6.  At any time prior to December 31, 2018, Argonaut may exercise the option, provided that it has incurred minimal expenditures on the project of US$5,000,000 and made cash payments to Mexus equal to US$950,000.

Once the option is exercised, Argonaut will hold an 80% interest of Newco and Mexus will hold a 20% interest in Newco.  All mining operations will be funded by Argonaut at no cost to Mexus.  Newco will be managed by three board members, one of which will be Mexus.  Argonaut reserves the right to terminate the Agreement at any time with 30 days written notice provided that the required payments to Mexus have been made in accordance with the terms of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mexus Gold US
/s/	Paul D. Thompson
By:	Paul D. Thompson
Its:	President